UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2008

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 14, 2008, the general partner of Enterprise Products Partners L.P. (the “Partnership”) executed amendment No. 2 to the Fifth Amended and Restated Partnership Agreement of the Partnership (the “Amendment”) to be effective as of January 1, 2007.  The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports to its unitholders on Schedule K-1 and makes certain technical modifications to the agreement’s income and loss allocation provisions (including allocations relating to incentive distribution rights) in the event of an issuance of additional common units.  The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the allocations or economic rights of the General Partner.

A copy of amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Fifth Amended and Restated Partnership Agreement of Enterprise Products Partners L.P. dated as of April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products GP, LLC,
its General Partner

Date: April 16, 2008	By: __/s/ Michael J. Knesek______________________
Michael J. Knesek
Senior Vice President, Controller and Principal
Accounting Officer of Enterprise Products GP, LLC

Exhibit Index

Exhibit Number	Description

10.1	Second Amendment to the Fifth Amended and Restated Partnership Agreement of Enterprise Products Partners L.P. dated as of April 14, 2008.